TEMPUR SEALY REPORTS FIRST QUARTER 2016 RESULTS
– Adjusted EBITDA increases 15% to $104.0 million; Adjusted EPS Increases 24%
- Reaffirms Financial Guidance for 2016

LEXINGTON, KY, April 28, 2016 - Tempur Sealy International, Inc. (NYSE: TPX) today announced financial results for the first quarter ended March 31, 2016. The Company also reaffirmed financial guidance for the full year 2016.

FIRST QUARTER 2016 FINANCIAL SUMMARY

•
Total net sales decreased 2.5% to $721.0 million from $739.5 million in the first quarter of 2015. On a constant currency basis(1), total net sales were flat, with a decrease of 1.6% in the North America business segment and an increase of 5.9% in the International business segment.

•
Gross margin under U.S. generally accepted accounting principles ("GAAP") was 40.4% as compared to 37.7% in the first quarter of 2015. Adjusted gross margin(1) was 40.4% as compared to 38.5% in the first quarter of 2015.

•
GAAP operating income increased 41.0% to $76.7 million as compared to $54.4 million in the first quarter of 2015. Operating income included $3.0 million of additional costs related to executive management transition and $0.9 million of integration costs. Operating income in the first quarter of 2015 included $11.7 million of integration costs and $2.1 million of additional costs related to the Company's 2015 Annual Meeting. Adjusted operating income(1) increased 18.2% to $80.6 million, or 11.2% of net sales, as compared to $68.2 million, or 9.2% of net sales, in the first quarter of 2015.

•
Earnings before interest, tax, depreciation and amortization ("EBITDA")(1) increased 34.4% to $102.0 million as compared to $75.9 million for the first quarter of 2015. Adjusted EBITDA(1) increased 14.9% to $104.0 million as compared to $90.5 million in the first quarter of 2015.

•	Adjustments to EBITDA totaled $2 million, as compared to $15 million in the first quarter of 2015.

•
GAAP net income increased 69.2% to $39.6 million as compared to $23.4 million in the first quarter of 2015. Adjusted net income(1) increased 24.0% to $42.3 million as compared to $34.1 million in the first quarter of 2015.

•
GAAP earnings per diluted share ("EPS") was $0.63 as compared to $0.38 in the first quarter of 2015. Adjusted EPS(1) increased 23.6% to $0.68 as compared to adjusted EPS of $0.55 in the first quarter of 2015. On a constant currency basis, adjusted EPS increased 25.5%.

•
The Company ended the first quarter of 2016 with consolidated funded debt less qualified cash(1) of $1.5 billion. Leverage based on the ratio of consolidated funded debt less qualified cash to Adjusted EBITDA(1) was 3.18 times for the trailing twelve months ended March 31, 2016 as compared to 3.93 times for the trailing twelve months ended March 31, 2015.

•
During the first quarter of 2016, the Company purchased 1.7 million shares of its common stock for a total cost of $100 million. As of March 31, 2016, the Company had $100 million available under its existing share repurchase authorization.

Tempur Sealy International, Inc. Chairman and CEO Scott Thompson commented, "We are very pleased with our results as we grew adjusted EBITDA 15% and adjusted EPS 24% while increasing direct advertising and marketing investments, and launching new industry leading products worldwide. Overall, plant operations improved and adjusted operating margin expanded 200 basis points. The Team is focused on continuing to improve operations, and we are all striving to achieve our targets."

FIRST QUARTER KEY HIGHLIGHTS

(in millions, except percentages and per common share amounts)	Three Months Ended		% Change	% Change Constant Currency(1)
	March 31, 2016	March 31, 2015
Net sales	$721.0	$739.5	(2.5)%	(0.1)%
Adjusted EBITDA(1)	104.0	90.5	14.9%	16.7%
Adjusted EPS(1)	$0.68	$0.55	23.6%	25.5%

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Business Segment Highlights

The Company’s business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales decreased 2.4% to $580.0 million from $594.1 million in the first quarter of 2015. On a constant currency basis, North America net sales decreased 1.6%. GAAP gross margin was 37.0% as compared to 34.2% in the first quarter of 2015. GAAP operating margin was 13.3% as compared to 9.7% in the first quarter of 2015. In the first quarter, net sales declined as the North American bedding market performed below expectations and the scope of our product launch transitions impacted sales.

North America adjusted gross margin(1) improved 190 basis points to 37.0% as compared to 35.1% in the first quarter of 2015, primarily driven by improved operations, pricing actions, and a decrease in commodity costs, partially offset by product mix and new product launches. The increase in North America adjusted gross margin(1) as well as an improvement in the Company's selling and marketing leverage drove a 220 basis point increase in the Company's North America adjusted operating margin(1) to 13.4% as compared to 11.2% in the first quarter of 2015.

International net sales decreased 3.0% to $141.0 million from $145.4 million in the first quarter of 2015. On a constant currency basis, International net sales increased 5.9%. GAAP gross margin was 54.3% as compared to 52.0% in the first quarter of 2015. GAAP operating margin was 19.4% as compared to 17.4% in the first quarter 2015. In the first quarter, net sales declined due to the negative effects of foreign exchange on a year over year basis.

International adjusted gross margin(1) improved 190 basis points to 54.3% as compared to 52.4% in the first quarter of 2015, primarily driven by channel mix, improvements in plant efficiency and a decrease in commodity costs, partially offset by an increase in sales of Sealy products relative to sales of Tempur products. The increase in International adjusted gross margin(1) drove a 110 basis point increase in the Company's International adjusted operating margin(1) to 19.4% as compared to 18.3% in the first quarter of 2015.

Corporate GAAP operating expense decreased 3.1% to $27.9 million from $28.8 million in the first quarter of 2015. The decrease in operating expense was primarily driven by a $3.0 million reduction in Corporate legal and professional fees in the first quarter of 2016 as compared to the same period in 2015 (which included $2.1 million of additional 2015 Annual Meeting expenses), as well as a reduction in Corporate overhead expenses in the first quarter of 2016. These decreases were partially offset by $3.0 million of executive transition costs incurred in the first quarter of 2016, and increases in employee-related compensation.

Corporate adjusted operating expense(1) decreased 2.0% to $24.3 million from $24.8 million in the first quarter of 2015. The decrease in Corporate adjusted operating expense was primarily related to a reduction in Corporate overhead expenses, partially offset by increases in employee-related compensation.

Balance Sheet

As of March 31, 2016, the Company reported $37.1 million in cash and cash equivalents and $1.5 billion in total debt, as compared to $153.9 million in cash and cash equivalents and $1.5 billion in total debt as of December 31, 2015.

Financial Guidance

The Company also today reaffirmed its financial guidance for 2016. For the full year 2016, the Company currently expects Adjusted EBITDA to range from $500 million to $550 million. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, April 28, 2016 at 8:00 a.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Non-GAAP Financial Measures and Constant Currency Information.

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

For additional information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA, consolidated funded debt, and consolidated funded debt less qualified cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency Information” included in the attached schedules.

Forward-looking Statements

This press release contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding adjusted EBITDA for 2016 and performance generally for 2016. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and debt level; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or investigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of Directors.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many highly recognized brands, including TEMPUR®, Tempur-Pedic®, Sealy®, Sealy Posturepedic® and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact:

Barry Hytinen
Executive Vice President, Chief Financial Officer
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in millions, except per common share amounts)
(unaudited)

	Three Months Ended
	March 31,		Chg %
	2016	2015
Net sales	$721.0	$739.5	(2.5)%
Cost of sales	430.0	460.8
Gross profit	291.0	278.7	4.4%
Selling and marketing expenses	150.1	153.8
General, administrative and other expenses	71.7	77.7
Equity income in earnings of unconsolidated affiliates	(2.8)	(3.0)
Royalty income, net of royalty expense	(4.7)	(4.2)
Operating income	76.7	54.4	41.0%

Other expense, net:
Interest expense, net	21.4	20.4
Other income, net	(1.0)	(1.3)
Total other expense	20.4	19.1

Income before income taxes	56.3	35.3	59.5%
Income tax provision	(17.3)	(10.3)
Net income before non-controlling interest	39.0	25.0	56.0%
Less: Net (loss) income attributable to non-controlling interest (1)	(0.6)	1.6
Net income attributable to Tempur Sealy International, Inc.	$39.6	$23.4	69.2%

Earnings per common share:
Basic	$0.64	$0.38
Diluted	$0.63	$0.38	65.8%
Weighted average common shares outstanding:
Basic	62.0	60.9
Diluted	62.6	62.2

(1)
(Loss) income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the three months ended March 31, 2016 and 2015 represented $(0.6) million and $0.6 million, respectively. As of March 31, 2015, the redemption value exceeded the accumulated earnings of the Company's redeemable non-controlling interest in Comfort Revolution, LLC. Accordingly, for the three months ended March 31, 2015, the Company recorded a $1.0 million adjustment, net of tax, to adjust the carrying value of redeemable non-controlling interest to its redemption value. As of March 31, 2016, the accumulated earnings exceeded the redemption value and, accordingly, a redemption value adjustment was not necessary for the three months ended March 31, 2016.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(in millions)

	March 31, 2016	December 31, 2015
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	37.1	153.9
Accounts receivable, net	384.7	379.4
Inventories, net	214.4	199.2
Prepaid expenses and other current assets	72.7	76.6
Total Current Assets	708.9	809.1
Property, plant and equipment, net	364.9	361.7
Goodwill	717.7	709.4
Other intangible assets, net	696.1	695.4
Deferred income taxes	13.0	12.2
Other non-current assets	76.2	67.7
Total Assets	$2,576.8	$2,655.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$215.5	$266.3
Accrued expenses and other current liabilities	246.8	254.0
Income taxes payable	13.9	11.2
Current portion of long-term debt	178.9	181.5
Total Current Liabilities	655.1	713.0
Long-term debt, net	1,293.7	1,273.3
Deferred income taxes	194.1	195.4
Other non-current liabilities	169.7	171.2
Total Liabilities	2,312.6	2,352.9

Redeemable Non-Controlling Interest	11.8	12.4

Total Stockholders' Equity	252.4	290.2
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$2,576.8	$2,655.5

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before non-controlling interest	$39.0	$25.0
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	17.6	17.8
Amortization of stock-based compensation	6.1	4.0
Amortization of deferred financing costs	1.8	2.2
Bad debt expense	1.5	1.1
Deferred income taxes	(1.7)	(6.7)
Dividends received from unconsolidated affiliates	2.1	1.9
Equity income in earnings of unconsolidated affiliates	(2.8)	(3.0)
Non-cash interest expense on 8.0% Sealy Notes	1.8	1.3
Loss on sale of assets	0.2	0.1
Foreign currency adjustments and other	(1.6)	0.1
Changes in operating assets and liabilities	(82.8)	(50.2)
Net cash used in operating activities	(18.8)	(6.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(12.6)	(15.4)
Other	(0.2)	—
Net cash used in investing activities	(12.8)	(15.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under long-term debt obligations	101.5	97.9
Repayments of borrowings under long-term debt obligations	(87.0)	(98.8)
Proceeds from exercise of stock options	3.0	1.6
Excess tax benefit from stock-based compensation	1.2	—
Treasury stock repurchased	(102.0)	(1.1)
Other	0.4	0.2
Net cash used in financing activities	(82.9)	(0.2)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2.3)	4.5
Decrease in cash and cash equivalents	(116.8)	(17.5)
CASH AND CASH EQUIVALENTS, beginning of period	153.9	62.5
CASH AND CASH EQUIVALENTS, end of period	$37.1	$45.0

Summary of Channel Sales

The following table highlights net sales information, by channel and by segment, for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
(in millions)	Consolidated		North America		International
	2016	2015	2016	2015	2016	2015
Retail(1)	$649.6	$676.1	$549.3	$569.8	$100.3	$106.3
Other(2)	71.4	63.4	30.7	24.3	40.7	39.1
	$721.0	$739.5	$580.0	$594.1	$141.0	$145.4

(1)	The Retail channel includes furniture and bedding retailers, department stores, specialty retailers and warehouse clubs.
(2)	The Other channel includes direct-to-consumer, third party distributors, hospitality and healthcare customers.

Summary of Product Sales

The following table highlights net sales information, by product and by segment, for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
(in millions)	Consolidated		North America		International
	2016	2015	2016	2015	2016	2015
Bedding(1)	$667.5	$675.7	$554.4	$558.6	$113.1	$117.1
Other(2)	53.5	63.8	25.6	35.5	27.9	28.3
	$721.0	$739.5	$580.0	$594.1	$141.0	$145.4

(1)	Bedding products include mattresses, foundations, and adjustable foundations.
(2)	Other products include pillows and various other comfort products.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except percentages, ratios and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or total debt. The Company believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various costs associated with the 2013 acquisition of Sealy Corporation and its subsidiaries and the exclusion of other costs. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information about these non-GAAP measures and a reconciliation to the nearest GAAP measure, please refer to the reconciliations on the following pages.

Constant Currency Information

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

Adjusted Net Income and Adjusted EPS

A reconciliation of GAAP net income to adjusted net income and GAAP EPS to adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the reconciliation of the Company’s GAAP net income and EPS for the three months ended March 31, 2016 and 2015 to the calculation of adjusted net income and adjusted EPS for the three months ended March 31, 2016 and 2015:

	Three Months Ended
(in millions, except per share amounts)	March 31, 2016	March 31, 2015
GAAP net income	$39.6	$23.4
Integration costs, net of tax (1)	0.7	8.3
Executive management transition, net of tax (2)	2.1	—
2015 Annual Meeting costs, net of tax (3)	—	1.5
Redemption value adjustment on redeemable non-controlling interest, net of tax(4)	—	1.0
Tax adjustment (5)	(0.1)	(0.1)
Adjusted net income	$42.3	$34.1

GAAP earnings per share, diluted	$0.63	$0.38
Integration costs, net of tax (1)	0.01	0.13
Executive management transition, net of tax (2)	0.04	—
2015 Annual Meeting costs, net of tax (3)	—	0.02
Redemption value adjustment on redeemable non-controlling interest, net of tax(4)	—	0.02
Adjusted earnings per share, diluted	$0.68	$0.55

Diluted shares outstanding	62.6	62.2

Please refer to Footnotes at the end of this release.

Adjusted Gross Profit and Gross Margin and Adjusted Operating Income (Expense) and Operating Margin

A reconciliation of GAAP gross profit and gross margin to adjusted gross profit and gross margin, respectively, and GAAP operating income (expense) and operating margin to adjusted operating income (expense) and operating margin, respectively, is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended March 31, 2016:

	1Q 2016
(in millions, except percentages)	Consolidated	Margin	North America (6)	Margin	International	Margin	Corporate (7)
Net sales	$721.0		$580.0		$141.0		$—

Gross profit	$291.0	40.4%	$214.5	37.0%	$76.5	54.3%	$—
Adjustments	0.2		0.2		—		—
Adjusted gross profit	$291.2	40.4%	$214.7	37.0%	$76.5	54.3%	$—

Operating income (expense)	$76.7	10.6%	$77.3	13.3%	$27.3	19.4%	$(27.9)
Adjustments	3.9		0.3		—		3.6
Adjusted operating income (expense)	$80.6	11.2%	$77.6	13.4%	$27.3	19.4%	$(24.3)

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended March 31, 2015:

	1Q 2015
(in millions, except percentages)	Consolidated	Margin	North America (6)	Margin	International (8)	Margin	Corporate (9)
Net sales	$739.5		$594.1		$145.4		$—

Gross profit	$278.7	37.7%	$203.1	34.2%	$75.6	52.0%	$—
Adjustments	6.3		5.7		0.6		—
Adjusted gross profit	$285.0	38.5%	$208.8	35.1%	$76.2	52.4%	$—

Operating income (expense)	$54.4	7.4%	$57.9	9.7%	$25.3	17.4%	$(28.8)
Adjustments	13.8		8.5		1.3		4.0
Adjusted operating income (expense)	$68.2	9.2%	$66.4	11.2%	$26.6	18.3%	$(24.8)

EBITDA, Adjusted EBITDA and Consolidated funded debt less qualified cash

The following reconciliations are provided below:

•	GAAP net income to EBITDA and adjusted EBITDA

•	Total debt to consolidated funded debt less qualified cash

•	Ratio of consolidated funded debt less qualified cash to adjusted EBITDA

Management believes that presenting these non-GAAP measures provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage.

Please refer to Footnotes at the end of this release.

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted EBITDA for the three months ended March 31, 2016 and 2015:

	Three Months Ended
(in millions)	March 31, 2016	March 31, 2015
GAAP net income	$39.6	$23.4
Interest expense	21.4	20.4
Income taxes	17.3	10.3
Depreciation and amortization	23.7	21.8
EBITDA	$102.0	$75.9
Adjustments:
Integration costs (1)	1.0	11.5
Executive management transition (2)	1.0	—
2015 Annual Meeting costs (3)	—	2.1
Redeemable non-controlling interest (4)	—	1.0
Adjusted EBITDA	$104.0	$90.5

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA and adjusted EBITDA for the trailing twelve months ended March 31, 2016 and 2015:

	Trailing Twelve Months Ended
(in millions)	March 31, 2016	March 31, 2015
Net income	$89.7	$104.9
Interest expense	97.1	90.1
Income taxes	132.4	63.7
Depreciation and amortization	95.8	87.5
EBITDA	$415.0	$346.2
Adjustments
Integration costs (10)	18.1	45.5
German legal settlement (11)	17.6	—
Restructuring costs (12)	11.9	—
Executive management transition and retention compensation (13)	11.7	—
Other income (14)	(9.5)	(15.6)
2015 Annual Meeting costs (15)	4.2	2.1
Pension settlement (16)	1.3	—
Loss on disposal of business (17)	—	23.2
Financing costs (18)	—	1.3
Redemption value adjustment on redeemable non-controlling interest, net of tax (19)	(1.0)	1.0
Adjusted EBITDA	$469.3	$403.7

Consolidated funded debt less qualified cash	$1,490.2	$1,586.6

Ratio of consolidated funded debt less qualified cash to Adjusted EBITDA	3.18 times	3.93 times
On April 6, 2016, the Company entered into a senior secured credit agreement ("2016 Credit Agreement") with a syndicate of banks, replacing the Company's previous senior secured credit agreement dated December 12, 2012 ("2012 Credit Agreement"). Under the Company's 2016 Credit Agreement, adjusted EBITDA contains certain restrictions that limit adjustments to GAAP net income when calculating adjusted EBITDA. The calculation of adjusted EBITDA for the twelve months ended March 31, 2016 in the table above does not reflect any such restrictions to the adjustments to GAAP net income. However, the ratio of adjusted EBITDA under the Company's 2016 Credit Agreement to consolidated funded debt less qualified cash is also 3.18 times for the twelve months ending March 31, 2016. The Company's 2016 Credit Agreement requires the Company to maintain a ratio of consolidated funded debt less qualified cash to Adjusted EBITDA of less than 5.00:1.00 times. Information for the twelve months ended March 31, 2015 is presented in accordance with the Company's 2012 Credit Agreement.

Please refer to Footnotes at the end of this release.

The following table sets forth the reconciliation of the Company's reported total debt to the calculation funded debt less qualified cash as of March 31, 2016 and 2015. "Consolidated funded debt" and "qualified cash" are terms used in the Company's 2016 Credit Agreement and 2012 Credit Agreement for purposes of certain financial covenants.

(in millions)	March 31, 2016	March 31, 2015
Total debt, net	$1,472.6	$1,573.3
Plus: Deferred financing costs(20)	23.6	29.3
Total debt	1,496.2	1,602.6
Plus: Letters of credit outstanding	18.8	17.3
Consolidated funded debt	$1,515.0	$1,619.9
Less:
Domestic qualified cash (21)	6.3	15.7
Foreign qualified cash (21)	18.5	17.6
Consolidated funded debt less qualified cash	$1,490.2	$1,586.6
Footnotes:

(1)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy acquisition. Excluding the tax effect, total integration costs are $1.0 million and $11.7 million for the first quarter of 2016 and 2015, respectively.

(2)
Executive management transition represents certain costs associated with the transition of certain of the Company's executive officers. Excluding the tax effect, total executive management transition costs are $3.0 million for the first quarter of 2016.

(3)
2015 Annual Meeting costs represent additional costs related to the Company's 2015 Annual Meeting and related issues. Excluding the tax effect, total 2015 Annual Meeting costs are $2.1 million for the first quarter of 2015.

(4)
Redemption value adjustment on redeemable non-controlling interest represents a $1.0 million adjustment, net of tax, to increase the carrying value of the redeemable non-controlling interest as of March 31, 2015.

(5)	Adjustment of income taxes to normalized rate represents adjustments associated with the aforementioned items and other discrete income tax events.
(6)
Adjustments for the North America business segment represent integration costs, which include compensation costs, professional fees and other charges related to the transition of manufacturing facilities, and other costs to support the continued alignment of the North America business segment related to the Sealy acquisition.

(7)
Adjustments for Corporate represent executive management transition costs and integration costs which include professional fees and other charges to align the business related to the Sealy acquisition.

(8)	Adjustments for the International business segment represent integration costs incurred in connection with the introduction of Sealy products in certain international markets.
(9)
Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy acquisition, as well as 2015 Annual Meeting costs.

(10)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy acquisition.

(11)
German legal settlement represents the previously announced €15.5 million ($17.6 million) settlement the Company reached in 2015 with the German Foreign Cartel Office ("FCO") to fully resolve the FCO's antitrust investigation, and related legal fees.

(12)	Restructuring costs represents costs associated with headcount reduction and store closures.
(13)	Executive management transition and retention compensation represents certain costs associated with the transition of certain of the Company's executive officers.
(14)	Other income includes income from a partial settlement of a legal dispute.
(15)	2015 Annual Meeting costs represent additional costs related to the Company's 2015 Annual Meeting and related issues.
(16)	Pension settlement represents pension expense recorded in conjunction with a settlement offered to terminated, vested participants in a defined benefit pension plan.
(17)	Loss on disposal of business represents costs associated with the disposition of the three Sealy U.S. innerspring component production facilities and related equipment.
(18)	Financing costs represent costs incurred in connection with the amendment of the 2012 Credit Facility.
(19)
Redemption value adjustment on redeemable non-controlling interest represents a $(1.0) million and $1.0 million adjustment, net of tax, to adjust the carrying value of the redeemable non-controlling interest for the trailing twelve month period ended March 31, 2016 and 2015, respectively, to its redemption value.

(20)
The Company presents deferred financing costs as a direct reduction from the carrying amount of the related debt in the Condensed Consolidated Balance Sheets. For purposes of determining total debt for financial covenants, the Company has added these costs back to total debt, net as calculated per the Condensed Consolidated Balance Sheets.

(21)
Qualified cash as defined in the 2016 Credit Agreement and 2012 Credit Agreement equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

Please refer to Footnotes at the end of this release.